Exhibit 10.4

AMENDMENT NO. 6

TO

UNSECURED CONVERTIBLE PROMISSORY NOTE

This Amendment No. 6 (this “Amendment”) to those certain Unsecured Convertible Promissory Notes, as amended on March 15, 2024, and as subsequently amended on April 30, 2024, June 30, 2024, August 15, 2024 and September 15, 2024 (as amended, the “Fourth Notes”), issued by Arch Therapeutics, Inc., a Nevada corporation (the “Company”), to each Holder pursuant to that certain Securities Purchase Agreement, dated July 6, 2022, by and among the Company and the signatories thereto (the “Holders”), as amended on January 18, 2023, May 15, 2023 and March 12, 2024 (as amended, the “Securities Purchase Agreement”) is made and entered into effective October 29, 2024 by and among the Company and the Consenting Stockholders (as defined below). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Securities Purchase Agreement.

W I T N E S S E T H:

WHEREAS, pursuant to Section 4.3 of the Fourth Notes and Section 7(e) of the Securities Purchase Agreement, the Fourth Notes may be amended in a written instrument signed by the Company, the Lead Investor, and Holders which purchased at least 50% plus $1.00 of the Notes based on the initial Principal Amounts thereunder (the Lead Investor and such Holders, collectively the “Consenting Stockholders”); and

WHEREAS, the undersigned Holders constitute the Consenting Stockholders.

NOW, THEREFORE, in exchange for good and valuable consideration including, without limitation, the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Amendments to the Fourth Notes.

1.1 The Fourth Notes are hereby amended by deleting the words “September 30, 2024” in the first paragraph of the Fourth Notes and replacing such words with the following words in substitution therefor:

“November 30, 2024”

1.2 The Fourth Notes are hereby amended by deleting the words “by September 30, 2024” in Section 3.23 of the Fourth Notes and replacing such words with the following sentence in substitution therefor:

“by November 30, 2024”

2. Miscellaneous.

2.1 The “Fourth Note Amendment Termination Date” is hereby extended to November 30, 2024.

2.2 Except as expressly amended by this Amendment, the terms and provisions of the Fourth Notes shall continue in full force and effect. No reference to this Amendment need be made in any instrument or document making reference to the Fourth Notes; any reference to the Fourth Notes in any such instrument or document shall be deemed a reference to the Fourth Notes as amended hereby. The Fourth Notes as amended hereby shall be binding upon the parties thereto and their respective assigns and successors.

2.3 This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada as such laws are applied to agreements between parties in Nevada.

2.4 This Amendment may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

ARCH THERAPEUTICS, INC.

By:
Name:	Michael S. Abrams
Title:	Chief Financial Officer

Signature Page to Amendment No. 6 to the Fourth Notes

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

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By:
Name:
Title:

Signature Page to Amendment No. 6 to the Fourth Notes